Exhibit T3F
FEDERAL-MOGUL CORPORATION
CROSS REFERENCE SHEET
THIS CROSS REFERENCE SHEET SHOWS THE LOCATION IN THE INDENTURE OF THE PROVISIONS INSERTED PURSUANT TO SECTION 310-318(a), INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939.

TRUST INDENTURE
ACT SECTION		INDENTURE SECTION
Section 310	(a)(1)	7.8, 7.9, 7.10
	(a)(2)	7.10
	(a)(3)	7.13
	(a)(4)	Not applicable
	(a)(5)	7.10
	(b)	7.8, 7.10, 7.11
	(c)	Not applicable
Section 311	(a)	7.11
	(b)	7.11
	(c)	Not applicable
Section 312	(a)	2.5
	(b)	14.3
	(c)	14.3
Section 313	(a)	7.6
	(b)(1)	10.3, 10.5
	(b)(2)	7.6
	(c)	7.6
	(d)	7.6
Section 314	(a)	4.2, 4.4, 10.2
	(b)	10.2
	(c)(1)	4.4, 10.3, 14.4
	(c)(2)	10.3, 14.4
	(c)(3)	14.4
	(d)	10.2, 10.3, 10.5, 10.6
	(e)	4.4, 10.2, 14.4, 14.5
	(f)	4.4, 14.4
Section 315	(a)	7.1
	(b)	7.5
	(c)	7.1
	(d)(1)	7.1
	(d)(2)	7.1
	(d)(3)	7.1
	(e)	6.11
Section 316	(a)(last sentence)	14.6
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	Not applicable
	(b)	6.7, 8.4
	(c)	2.14
Section 317	(a)(1)	6.8
	(a) (2)	6.9
	(b)	2.4
Section 318	(a)	14.1

This Cross Reference Sheet shall not, for any purpose, be deemed to be a part of the Indenture.